UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

AMENDMENT NO. 1 TO

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 25, 2005

TriQuint Semiconductor, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22660	95-3654013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2300 N.E. Brookwood Parkway
Hillsboro, Oregon 97124

(Address of principal executive offices, including zip code)

(503) 615-9000
(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The undersigned Registrant hereby amends the following items, financial statements, exhibits, or other portions of its Current Report on Form 8-K, originally filed with the Securities and Exchange Commission on May 25, 2005 as set forth in the pages attached hereto:

Item 1.01  Entry into a Material Definitive Agreement

See Item 5.02 for a description of an employment agreement between TriQuint Semiconductor, Inc. (the “Company”) and Stephanie J. Welty, which description is incorporated in this Item 1.01 by this reference.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 25, 2005, the Company filed a Current Report on Form 8-K to report the appointment of Stephanie Welty as its Chief Financial Officer, Vice President of Finance and Administration and Secretary. Pursuant to Instruction 2 to Item 5.02 of Form 8-K, this amendment on Form 8-K/A is being filed to report that on July 20, 2005, the Company entered into an employment agreement with Ms. Welty, which agreement was effective as of June 1, 2005.

Pursuant to the employment agreement, Ms. Welty’s annual base compensation is $210,000. In addition, subject to the approval of the Company’s Board of Directors, Ms. Welty will be granted options to purchase 15,000 shares of the Company’s common stock, which will be priced in accordance with the fair market value of the Company’s common stock on the date of grant. The options will have a ten year term and will vest at a rate of 25% per year over a four year period, subject to Ms. Welty’s continued employment with the Company. Ms. Welty will also be eligible to receive an annual bonus of up to 50% of her base compensation in accordance with a Company wide bonus program.

In the event that Ms. Welty’s employment is terminated without cause or due to death or disability or Ms. Welty resigns for good reason, Ms. Welty will be entitled to receive, within 30 days of the date of termination, a lump sum payment equal to 12 months’ base compensation, less appropriate deductions. Bonus payments, if any, will be made pursuant to the terms of the applicable bonus plan. Additionally, Ms. Welty will receive health and life insurance benefits with the same coverage provided prior to termination of employment for a 12 month period immediately following termination.

In the event that Ms. Welty’s employment is terminated without cause or Ms. Welty resigns for good reason at any time from the date the Company’s Board of Directors approves a transaction which, if consummated, would result in a change in control of the Company and continuing for 12 months following the effective date of such change in control, 12 months’ worth of unvested stock options held by Ms. Welty will automatically become vested.

A copy of Ms. Welty’s employment agreement is filed as Exhibit 10.50 to this Form 8-K and is incorporated by reference.

Item 9.01        Financial Statements and Exhibits

(c)  Exhibits

Exhibit No.	Description

10.50	Letter Agreement dated July 20, 2005 between TriQuint Semiconductor, Inc. and Stephanie J. Welty
99.1*	Press Release of TriQuint Semiconductor, Inc. dated May 25, 2005

* Previously filed with the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 25, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIQUINT SEMICONDUCTOR, INC.

By:	/s/ STEPHANIE J. WELTY
Stephanie J. Welty
Vice President of Finance and Administration,
Secretary and Chief Financial Officer

Date:  July 25, 2005

Index to Exhibits

Exhibit No.	Description

10.50	Letter Agreement dated July 20, 2005 between TriQuint Semiconductor, Inc. and Stephanie J. Welty
99.1*	Press Release of TriQuint Semiconductor, Inc. dated May 25, 2005

* Previously filed with the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 25, 2005.